BLACKSKY REPORTS THIRD QUARTER 2023 RESULTS

Q3 Total Revenue Increases 26% from Prior Year Period
Strong Improvement in Net Income; Achieves Nearly Breakeven Adjusted EBITDA

HERNDON, VA – November 8, 2023 – BlackSky Technology Inc. (“BlackSky” or the “Company”) (NYSE: BKSY) announced results for the third quarter ended September 30, 2023.

Third Quarter Financial Highlights:
•Revenue of $21.3 million, up 26% from the prior year period
•Imagery & software analytical services revenue grew 11% over the prior year quarter
•Cost of sales, as a percent of revenue, related to imagery & software analytical services improved to 23% from 26% in the prior year quarter

“Increased customer demand worldwide for BlackSky’s space-based intelligence drove record revenues in the third quarter, and coupled with strong operating leverage and responsible cost management, keeps us on track to achieve positive Adjusted EBITDA in Q4 this year,” said Brian E. O’Toole, BlackSky CEO. “We’re pleased with the strong momentum we’ve seen in our business. New contracts and renewal agreements primarily supporting U.S. and international government agencies illustrates growing demand and demonstrates how BlackSky is increasingly relied upon by some of the most demanding customers around the world. With our focused execution on profitable growth, we believe BlackSky is well-positioned to carry this momentum into 2024 and beyond.”

Recent Highlights
•Awarded over $9 million in contract expansions with existing U.S. government agencies for our advanced imagery and analytic services
•Signed a multi-year master service agreement for up to $8 million to support a new International Ministry of Defense for high-frequency imagery through BlackSky’s Spectra platform
•Expanded a contract with an existing International defense customer to increase assured access of their regions of interest
•Signed a contract with the U.S. Air Force Research Laboratory to provide an AI-enabled automated target recognition service to track mobile assets in real-time using multiple satellite data sources
•BlackSky was named to the 2023 Deloitte Technology Fast 500 list which honors the most innovative, fastest-growing public companies in North America

Financial Results
Revenues(1)
Total revenue for the third quarter of 2023 was $21.3 million, up $4.3 million, or 26%, from the third quarter of 2022. Imagery and software analytical services revenue was $15.3 million in the third quarter of 2023, up 11% over the prior year period, primarily driven by increased demand from new and existing U.S. and international government customers. Professional and engineering services revenue was $6.0 million in the third quarter of 2023, up 86% over the prior year period, primarily driven by new programs won in 2023. Professional and engineering services contracts are milestone-based contracts that have quarter-over-quarter variability, in contrast to the high-margin imagery and software analytical services, which are typically recurring subscription-based revenues.

Cost of Sales(1)(2)
Cost of sales as a percent of revenue was 32% for the third quarter of 2023, compared to 46% in the third quarter of 2022. Imagery and software analytical service costs as a percent of revenue was 23% in the third quarter of 2023, compared to 26% in the third quarter of 2022. The year-over-year improvement in imagery and software analytical service costs was primarily driven by greater volumes of revenue that inherently have a low fixed-cost structure as a percent of revenue.

Operating Expenses
Operating expenses for the third quarter of 2023 were $29.0 million, which included $2.3 million of non-cash stock-based compensation expense and $11.3 million in depreciation and amortization expenses. Operating expenses for the third quarter of 2022 were $28.6 million, which included $2.9 million in non-cash stock-based compensation expense and $9.6 million in depreciation and amortization expenses. Excluding the non-cash stock-based compensation and depreciation and amortization expenses from both years, cash operating expenses for the third quarter of 2023 were $15.4 million compared to cash operating expenses of $16.1 million for the third quarter of 2022. The year-over-year decrease of $0.7 million, or 4%, was primarily due to reductions in general corporate costs which more than offset investments in our go-to-market initiatives.

Net Income
Net income for the third quarter of 2023 was $0.7 million, compared to a net loss of $13.1 million in the third quarter of 2022.

Adjusted EBITDA(3)
Adjusted EBITDA loss for the third quarter of 2023 was $0.4 million, compared to an Adjusted EBITDA loss of $6.6 million in the prior year quarter. The $6.2 million year-over-year improvement was primarily driven by strong operating leverage achieved through higher revenues, gross margin growth, and reductions in operating expenses.

Balance Sheet & Capital Expenditures
As of September 30, 2023, cash and cash equivalents, restricted cash, and short-term investments totaled $51.5 million. Capital expenditures for the third quarter of 2023 were $35.9 million.

2023 Outlook
With strong operating leverage in the third quarter resulting in nearly breakeven Adjusted EBITDA, the Company remains on track to achieve positive Adjusted EBITDA in Q4 of 2023. BlackSky continues to experience strong global demand for its high-frequency imagery and AI-driven analytics as demonstrated by the strong book of business won this year. Considering the timing on a number of new contract wins, the Company is narrowing the range of its 2023 revenue outlook to be between $84 million and $90 million, representing a 33% increase over 2022 revenue. In addition, the Company expects capital expenditures for the full year 2023 to now be between $48 million and $54 million driven by the timing of payments on the Gen-3 constellation.

(1) Effective January 1, 2022, the Company reorganized its classification on the consolidated statements of operations and comprehensive loss to better align the Company’s broad portfolio. As a result, the prior period amounts presented to reflect the impact of the reorganization have been recast.
(2) Cost of sales is defined as imagery and software analytical services costs and professional and engineering services cost, less depreciation and amortization expense.
(3) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below and reconciliation table at the end of this press release.

Investment Community Conference Call
BlackSky will host a conference call and webcast for the investment community this morning at 8:30 AM ET. Senior management will review the results, discuss BlackSky’s business, and answer questions. To access the live webcast or the archived webcast following completion of the call, please visit the Company’s investor relations website at http://ir.blacksky.com and then select “News & Events” for the link to the webcast. A presentation accompanying the webcast can also be found on the investor relations website. To access the conference call, participants should dial 1-800-343-4136 or 1-785-424-1699 using “BlackSky” as the conference ID at least ten minutes prior the start of the call. To listen to a replay of the conference call, please dial 1-877-660-6853 or 1-201-612-7415 using access code 13742217. The audio replay will be available from approximately 12:30 PM EST on November 8, 2023, through November 22, 2023.

About BlackSky Technology Inc.
BlackSky is a leading provider of real-time geospatial intelligence. BlackSky delivers on-demand, high frequency imagery, monitoring and analytics of the most critical and strategic locations, economic assets and events in the world.

BlackSky designs, owns and operates one of the industry’s leading low earth orbit small satellite constellations, optimized to capture imagery cost-efficiently where and when our customers need it. BlackSky’s Spectra AI software platform processes data from BlackSky’s constellation and from other third-party sensors to develop the critical insights and analytics that our customers require.

BlackSky is relied upon by U.S. and international government agencies, commercial businesses, and organizations around the world. BlackSky is headquartered in Herndon, VA, and is publicly traded on the New York Stock Exchange as BKSY. To learn more, visit www.blacksky.com and follow us on Twitter.

Non-GAAP Financial Measures

Adjusted EBITDA is defined as net income or loss attributable to BlackSky before interest income, interest expense, income taxes, depreciation and amortization, as well as significant non-cash and/or non-recurring expenses as our management believes these items are not as useful in evaluating the Company’s core operating performance. These items include, but are not limited to stock-based compensation expense, unrealized (gain) loss on certain warrants/shares classified as derivative liabilities, severance, (income) loss on equity method investment, investment loss on short-term investments, transaction costs associated with debt and equity financings, forgiveness of non-trade receivables, and gain from discontinued operations, net of income taxes.

Adjusted EBITDA is a non-GAAP financial performance measure. It should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedule herein and our SEC filings for a reconciliation of Adjusted EBITDA to Net Loss, the most comparable measure reported in accordance with GAAP and for a discussion of the presentation, comparability, and use of Adjusted EBITDA.

Forward-Looking Statements
Certain statements and other information included in this press release constitute forward-looking statements under applicable securities laws. Words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate", "future", "opportunity", "will likely result", or "expect" and other words, terms, and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical fact contained in this press release, including statements as to future performance, our guidance outlook for the year and expected capital expenditures, our ability to sustain revenue growth, expectations regarding global demand for our products and services, and our expectations related to future profitability on an adjusted basis, are forward-looking statements.

Forward-looking statements are subject to various risks and uncertainties, which could cause actual results to differ materially from the anticipated results or expectations expressed in this press release. As a result, although BlackSky's management believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because BlackSky can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, factors such as long and unpredictable sales cycles, customer demand, and our ability to estimate resources for fixed-price contracts, expenses, and other operational, and liquidity needs, as well as the risk factors discussed in our most recent Annual Report on Form 10-K and other disclosures about BlackSky and its business included in BlackSky's disclosure materials filed from time to time with the U.S. Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov or on BlackSky's Investor Relations website at ir.blacksky.com.

The forward-looking statements contained in this press release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this press release and speak only as of such date. BlackSky disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information or future events, except as may be required under applicable securities law.

Investor Contact
Aly Bonilla
VP, Investor Relations
abonilla@blacksky.com
571-591-2864

Media Contact
Pauly Cabellon
Director, External Communications
pcabellon@blacksky.com
571-591-2865

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Imagery & software analytical services	$15,264	$13,707	$46,352	$31,249
Professional & engineering services	5,996	3,228	12,632	14,684
Total revenue	21,260	16,935	58,984	45,933
Costs and expenses
Imagery & software analytical service costs, excluding depreciation and amortization	3,479	3,513	10,634	10,537
Professional & engineering service costs, excluding depreciation and amortization	3,288	4,274	11,137	17,991
Selling, general and administrative	17,572	18,758	55,289	59,041
Research and development	133	197	525	449
Depreciation and amortization	11,304	9,598	32,735	26,166
Total costs and expenses	35,776	36,340	110,320	114,184
Operating loss	(14,516)	(19,405)	(51,336)	(68,251)
Gain on derivatives	17,012	7,135	7,445	10,629
Income (loss) on equity method investment	328	(776)	913	694
Interest income	519	486	1,602	664
Interest expense	(2,532)	(1,226)	(6,627)	(3,756)
Other income (expense), net	2	(14)	(1,808)	(54)
Income (loss) before income taxes	813	(13,800)	(49,811)	(60,074)
Income tax expense	(138)	—	(260)	—
Income (loss) from continuing operations	675	(13,800)	(50,071)	(60,074)
Discontinued operations:
Gain from discontinued operations	—	707	—	707
Income tax (expense) benefit	—	—	—	—
Gain from discontinued operations, net of income taxes	—	707	—	707
Net income (loss)	675	(13,093)	(50,071)	(59,367)
Other comprehensive income	—	—	—	—
Total comprehensive income (loss)	$675	$(13,093)	$(50,071)	$(59,367)

Basic and diluted income (loss) per share of common stock:
Income (loss) from continuing operations	$0.00	$(0.12)	$(0.38)	$(0.51)
Gain from discontinued operations, net of income taxes	0.00	0.01	—	0.01
Net income (loss) per share of common stock	$0.00	$(0.11)	$(0.38)	$(0.50)

Weighted average common shares outstanding - basic and diluted	138,881	118,582	133,465	117,403

Note: Effective January 1, 2022, the Company reorganized its classification on the consolidated statements of operations and comprehensive loss to better align the Company’s broad portfolio. As a result, the prior period amounts presented to reflect the impact of the reorganization have been recast.

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$32,138	$34,181
Restricted cash	1,835	2,835
Short-term investments	17,543	37,982
Accounts receivable, net of allowance of $19 and $0, respectively	2,714	3,112
Amounts receivable from equity method investees	1,146	—
Prepaid expenses and other current assets	5,375	4,713
Contract assets	9,944	5,706
Total current assets	70,695	88,529
Property and equipment - net	74,555	71,584
Operating lease right of use assets - net	1,760	3,586
Goodwill	9,393	9,393
Investment in equity method investees	6,197	5,285
Intangible assets - net	1,497	1,918
Satellite procurement work in process	45,409	50,954
Other assets	3,288	2,841
Total assets	$212,794	$234,090
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$10,520	$14,368
Amounts payable to equity method investees	—	3,728
Contract liabilities - current	6,621	6,783
Other current liabilities	1,527	2,048
Total current liabilities	18,668	26,927
Long-term contract liabilities	96	109
Operating lease liabilities	3,320	3,132
Derivative liabilities	15,383	5,113
Long-term debt - net of current portion	79,474	76,219
Other liabilities	3,718	716
Total liabilities	120,659	112,216
Stockholders’ equity:
Class A common stock, $0.0001 par value-authorized, 300,000 shares; issued, 142,946 and 121,938 shares; outstanding, 140,543 shares and 119,508 shares as of September 30, 2023 and December 31, 2022, respectively.	14	12
Additional paid-in capital	687,303	666,973
Accumulated deficit	(595,182)	(545,111)
Total stockholders’ equity	92,135	121,874
Total liabilities and stockholders’ equity	$212,794	$234,090

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(50,071)	$(59,367)
Gain from discontinued operations, net of income taxes	—	707
Loss from continuing operations	(50,071)	(60,074)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	32,735	26,166
Operating lease right of use assets amortization	753	1,197
Bad debt expense	39	13
Stock-based compensation expense	7,725	16,389
Amortization of debt discount and issuance costs	249	1,549
Income on equity method investment	(913)	(694)
Loss on disposal of property and equipment	127	—
Gain on derivatives	(7,445)	(10,629)
Interest income	(551)	(373)
Other, net	—	106
Changes in operating assets and liabilities:
Accounts receivable	359	(2,485)
Contract assets - current and long-term	(5,271)	(4,237)
Prepaid expenses and other current assets	(13)	657
Other assets	1,144	(1,335)
Accounts payable and accrued liabilities	834	692
Other current liabilities	(640)	(1,727)
Contract liabilities - current and long-term	(175)	(2,774)
Other liabilities	5,316	(1,872)
Net cash used in operating activities	(15,798)	(39,431)
Cash flows from investing activities:
Purchase of property and equipment	(12,296)	(8,905)
Satellite procurement work in process	(23,603)	(25,421)
Purchases of short-term investments	(29,167)	(50,343)
Proceeds from maturities of short-term investments	50,110	—
Proceeds from sale of property and equipment	22	—
Proceeds from equity method investment	—	546
Net cash used in investing activities	(14,934)	(84,123)
Cash flows from financing activities:
Proceeds from equity issuances, net of equity issuance costs	30,868	—
Proceeds from options exercised	9	37
Payments of transaction costs for debt modification	(1,311)	—
Payments of transaction costs related to derivative liabilities	(905)	—
Withholding tax payments on vesting of restricted stock units	(972)	(4,551)
Net cash provided by (used in) financing activities	27,689	(4,514)
Net decrease in cash, cash equivalents, and restricted cash	(3,043)	(128,068)
Cash, cash equivalents, and restricted cash – beginning of year	37,016	168,104
Cash, cash equivalents, and restricted cash – end of period	$33,973	$40,036

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$675	$(13,093)	$(50,071)	$(59,367)
Interest income	(519)	(486)	(1,602)	(664)
Interest expense	2,532	1,226	6,627	3,756
Income tax expense	138	—	260	—
Depreciation and amortization	11,304	9,598	32,735	26,166
Stock-based compensation expense	2,402	3,163	7,725	16,389
Gain on derivatives	(17,012)	(7,135)	(7,445)	(10,629)
Gain from discontinued operations, net of income taxes	—	(707)	—	(707)
(Income) loss on equity method investment	(328)	776	(913)	(694)
Forgiveness of non-trade receivables	—	31	—	106
Transaction costs associated with debt and equity financings	—	—	1,738	—
Severance	363	56	562	761
Investment loss on short-term investments	—	—	55	—
Adjusted EBITDA	$(445)	$(6,571)	$(10,329)	$(24,883)